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           [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]

                                                                       EXHIBIT 5
                                October 23, 1996



United Meridian Corporation
1201 Louisiana, Suite 1400
Houston, Texas  77002

Ladies and Gentlemen:

         We have acted as counsel to United Meridian Corporation, a Delaware corporation (the "Company"), in connection with the proposed public offering of up to 6,612,500 shares of the Company's Series A Voting Common Stock, $.01 par value (the "Common Stock"), as described in a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission.

         We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

         Based upon such examination and representations, we advise you that, in our opinion:

         A. The shares of Common Stock which are to be sold and delivered by the Company and certain selling stockholders of the Company (the "Selling Stockholders") as contemplated by the U.S. Purchase Agreement and the International Purchase Agreement (the "Underwriting Agreements"), the forms of which are filed as Exhibits 1.1 and 1.2 respectively to the Registration Statement, have been duly and validly authorized by the Company.

         B. The shares of Common Stock which are to be sold and delivered by the Company as contemplated by the Underwriting Agreements, when issued and delivered in accordance with the terms of the Underwriting Agreements, will be validly issued, fully paid and non-assessable.
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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

United Meridian Corporation
October 23, 1996
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         C.      The shares of Common Stock which are to be sold and delivered by the Selling Stockholders as contemplated by the Underwriting Agreements are validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.

                                   Sincerely,

                                   /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.